Exhibit 4.6

CAREFUSION CORPORATION

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

AS TRUSTEE

FORM OF SUPPLEMENTAL INDENTURE

Dated as of             , 2015

To the Indenture dated as of July 21, 2009

    % Senior Notes due 20

i

SUPPLEMENTAL INDENTURE

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) is entered into as of             , 2015 between CAREFUSION CORPORATION, a Delaware corporation (the “Issuer”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as Trustee (herein called the “Trustee”).

WHEREAS, the Issuer and the Trustee entered into that certain Indenture, dated as of July 21, 2009 (the “Base Indenture”), by and between the Issuer and the Trustee, relating to the Issuer’s unsecured debt securities;

WHEREAS pursuant to Section 2.1 of the Base Indenture, the Issuer and the Trustee, established the terms of a series of unsecured debt securities entitled the “    % Senior Notes due 20    ” (the “Notes”) pursuant to the                      Supplemental Indenture, dated as of             , 20    , between the Issuer and the Trustee, to the Base Indenture (the “Existing Supplemental Indenture” and, together with the Base Indenture, the “Indenture”);

WHEREAS, Section 7.2 of the Base Indenture provides that the Issuer and the Trustee may amend certain provisions of the Indenture or the Notes with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Notes;

WHEREAS, Becton, Dickinson and Company, a New Jersey corporation (“BD”) has offered to exchange (the “BD Exchange Offer”) any and all of the outstanding Notes for new     % Senior Notes due 20     of BD, upon the terms and subject to the conditions set forth in the prospectus relating to the Offers to Exchange and Solicitations of Consents, dated as of             , 2015 (the “Prospectus”), forming a part of BD’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on March [—], 2015;

WHEREAS, in connection with the BD Exchange Offer, BD has also solicited consents from the holders of the Notes to certain proposed amendments (the “Proposed Amendments”) to the Indenture as described in the Prospectus and set forth in Section 2.1 of this Supplemental Indenture, with the operation of such Proposed Amendments being subject to the satisfaction or waiver by BD of the conditions to the BD Exchange Offer and the acceptance by BD for exchange of the Notes validly tendered and not validly withdrawn pursuant to the BD Exchange Offer;

WHEREAS, BD has received and caused to be delivered to the Trustee evidence of the consents from holders of a majority of the outstanding aggregate principal amount of the Notes to effect the Proposed Amendments under the Indenture with respect to the Notes;

WHEREAS, the Issuer is undertaking to execute and deliver this Supplemental Indenture to delete or amend, as applicable, certain provisions and covenants in the Indenture with respect to the Notes in connection with the BD Exchange Offer and the related consent solicitation; and

WHEREAS, the board of directors of the Issuer has authorized and approved the execution and delivery of this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, and for the equal and proportionate benefit of the holders of the Notes, the Issuer and the Trustee hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1	Definitions.

Capitalized terms used in this Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

ARTICLE 2

AMENDMENTS

Section 2.1	Certain Amendments to the Indenture.

The Indenture with respect to the Notes is hereby amended as follows:

(a) Section 3.5 (Certificate of the Issuer); Section 3.9 (Limitation on Liens); Section 3.10 (Limitation on Sale and Lease-Back); and Section 8.1 of the Base Indenture (Issuer May Consolidate, etc. on Certain Terms) of the Base Indenture shall no longer apply to the Notes;

(b) Section 4.1 (Change of Control) of the Existing Supplemental Indenture shall no longer apply to the Notes;

(c) The failure to comply with the terms of any of the Sections of the Base Indenture and Existing Supplemental Indenture set forth in clauses (a) and (b) above shall no longer constitute a Default or Event of Default under the Indenture with respect to the Notes and shall no longer have any consequence under the Indenture with respect to the Notes;

(d) Section 3.7 of the Base Indenture (Reports by the Issuer) is hereby amended by adding the following as the new penultimate paragraph:

“Notwithstanding anything to the contrary contained herein, so long as Becton, Dickinson and Company (“BD”) continues to own, directly or indirectly, at least 50% of the Voting Stock of the Issuer, the filing by BD of its quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K with the Commission or on BD’s website will be deemed to satisfy the obligations of the Issuer under this reporting covenant”;

(e) Clause (d) of Section 4.1 (Events of Default) of the Base Indenture and all references thereto in the Indenture shall no longer apply to the Notes and the occurrence of the events described in clause (d) of Section 4.1 of the Base Indenture shall no longer constitute an Event of Default with respect to the Notes;

(f) all definitions set forth in Section 1.1 of the Base Indenture and Section 1.1 of the Existing Supplemental Indenture that relate to defined terms used solely in sections that are no longer applicable to the Notes are also no longer applicable to the Notes;

(g) all references to Sections of the Indenture amended by this Supplemental Indenture shall be to such Sections as amended by this Supplemental Indenture.

ARTICLE 3

MISCELLANEOUS

Section 3.1	Relation to Original Indenture.

This Supplemental Indenture supplements the Indenture and shall be a part of and subject to all the terms thereof. Except as supplemented hereby, all of the terms, provisions and conditions of the Indenture and the Notes issued thereunder shall continue in full force and effect. In the event of a conflict between the terms and conditions of the Indenture and the terms and conditions of this Supplemental Indenture, then the terms and conditions of this Supplemental Indenture shall prevail.

The Notes include certain of the foregoing provisions from the Indenture. Upon the execution and delivery of this Supplemental Indenture, such provisions from the Notes shall be deemed deleted or amended, as applicable.

Section 3.2	Governing Law.

THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

EACH OF THE ISSUER AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE OR THE NOTES.

Section 3.3	Concerning the Trustee.

The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company by action or otherwise, (iii) the due execution hereof by the Company or (iv) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

Section 3.4	Successors.

All agreements of the Issuer in this Supplemental Indenture shall bind the Issuer’s successors. All agreements of the Trustee in this Supplemental Indenture shall bind the Trustee’s successors.

Section 3.5	Severability.

In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not (to the fullest extent permitted by applicable law) in any way be affected or impaired thereby.

Section 3.6	Counterparts.

This Supplemental Indenture may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument. The exchange of copies of the Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 3.7	Effect of Headings.

The Article and Section headings herein are for convenience of reference only and shall not affect the construction hereof.

Section 3.8	Entire Agreement.

This Supplemental Indenture, together with the Indenture as amended hereby and the Notes, contains the entire agreement of the parties with respect to the Notes, and supersedes all other representations, warranties, agreements and understandings between the parties hereto and thereto, oral or otherwise, with respect to the matters contained herein and therein.

Section 3.9	Benefits of Supplemental Indenture.

Nothing in this Supplemental Indenture, the Indenture or the Notes, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder, any Paying Agent, any Registrar and the holders of the Notes, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Notes.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

CAREFUSION CORPORATION

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	Deutsche Bank National Trust Company

By:
Name:
Title:

By:
Name:
Title: